EXHIBIT 99.2

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Stephen J. Giusto, the Chief Financial Officer of Resources Connection, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that, to the best of his knowledge:

(i)     the Report on Form 10-Q of the Company for the quarterly period ended November 30, 2002 (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    January 7, 2003

/s/ STEPHEN J. GIUSTO
Stephen J. Giusto Chief Financial Officer and Executive Vice President of Corporate Development